EXHIBIT 99.1
AAM Reports First Quarter 2021 Financial Results

AAM Starts 2021 With Strong Financial Performance

DETROIT, May 7, 2021 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the first quarter 2021.
First Quarter 2021 Results
•Sales of $1.43 billion
•Net income attributable to AAM of $38.6 million, or 2.7% of sales
•Adjusted EBITDA of $262.9 million, or 18.4% of sales
•Diluted earnings per share of $0.33; Adjusted earnings per share of $0.57
•Net cash provided by operating activities of $179.1 million; Adjusted free cash flow of $174.1 million
•Prepaid over $100 million of Term Loans during the quarter

“In the first quarter of 2021, AAM delivered solid operating performance and cash flow generation,” said AAM’s Chairman and Chief Executive Officer, David C. Dauch. “Although the industry is facing continuity of supply issues, we continue to navigate through these challenges while delivering strong results. In addition to driving operational excellence and managing our cost structure, we continue to make strategic investments and establish technical partnerships to support the industry shift towards electrification.”

AAM's sales in the first quarter of 2021 were $1.43 billion as compared to $1.34 billion in the first quarter of 2020. AAM estimates sales for the first quarter of 2021 were unfavorably impacted by the semiconductor chip shortage by approximately $64 million.

AAM's net income in the first quarter of 2021 was $38.6 million, or $0.33 per share, as compared to a net loss of $(501.3) million, or $(4.45) per share in the first quarter of 2020.

AAM defines Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, loss on sale of business, impairment charges, pension settlements, certain accelerated depreciation, and non-recurring items, including the tax effect thereon. Adjusted earnings per share in the first quarter of 2021 were $0.57 compared to $0.20 in the first quarter of 2020.

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, loss on sale of business, impairment charges, pension settlements and non-recurring items. In the first quarter of 2021, Adjusted EBITDA was $262.9 million, or 18.4% of sales, as compared to $213.3 million, or 15.9% of sales, in the first quarter of 2020. AAM estimates Adjusted EBITDA in the first quarter of 2021 was unfavorably impacted by lower sales as a result of the semiconductor shortage by approximately $21 million.

AAM's net cash provided by operating activities for the first quarter of 2021 was $179.1 million as compared to $139.4 million for the first quarter of 2020.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, and cash payments related to the Malvern fire net of recoveries. AAM's Adjusted free cash flow for the first quarter of 2021 was $174.1 million as compared to $83.3 million for the first quarter of 2020.

AAM's 2021 Financial Outlook

AAM’s previously stated full year 2021 targets remain unchanged. Based on current production forecasts and customer prioritization of full-size trucks and SUVs, we project that we are currently trending toward the high-end of our ranges.

•AAM is targeting sales in the range of $5.3 - $5.5 billion
•AAM is targeting Adjusted EBITDA in the range of $850 - $925 million
•AAM is targeting Adjusted free cash flow in the range $300 - $400 million; this target assumes capital spending of approximately 4.5% of sales

These targets are based on the following industry production assumption for 2021:

•North American light vehicle production in the range of 15.0 - 15.5 million units

AAM’s full year 2021 financial targets are based on current customer production and launch schedules and operating environment.

First Quarter 2021 Conference Call Information
A conference call to review AAM's first quarter results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 883-0383 from the United States or (412) 902-6506 from outside the United States with access code 2878464. A replay will be available one hour after the call is complete until May 14, 2021 by dialing (877) 344-7529 from the United States or (412) 317-0088 from outside the United States. When prompted, callers should enter replay access code 10152565.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Company Description
AAM (NYSE: AXL) delivers POWER that moves the world. As a leading global tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. Headquartered in Detroit, AAM has approximately 20,000 associates operating at nearly 80 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership. To learn more, visit aam.com.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: significant disruptions in production, sales and/or supply as a result of public health crises, including pandemic or epidemic illness such as Novel Coronavirus (COVID-19), or otherwise; global economic conditions; reduced purchases of our products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), immigration policies, political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); a significant disruption in operations at one or more of our key manufacturing facilities; negative or unexpected tax consequences; risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attacks and other similar disruptions; supply shortages, such as the semiconductor shortage that the automotive industry is currently experiencing, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemics, natural disasters or otherwise; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to realize the expected revenues from our new and incremental business backlog; price volatility in, or reduced availability of, fuel; our ability to protect our intellectual property and successfully defend against assertions made against us; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities or reputational damage; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain key associates; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and any or all of the foregoing factors may be exacerbated by COVID-19. Further, we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #
For more information:
Investor Contact
David H. Lim
Head of Investor Relations
(313) 758-2006
david.lim@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
	(in millions, except per share data)

Net sales	$1,425.1	$1,343.5

Cost of goods sold	1,198.0	1,148.2

Gross profit	227.1	195.3

Selling, general and administrative expenses	90.0	90.3

Amortization of intangible assets	21.5	21.8

Impairment charges	—	510.0

Restructuring and acquisition-related costs	17.5	17.6

Loss on sale of business	2.6	1.0

Operating income (loss)	95.5	(445.4)

Interest expense	(51.1)	(51.5)

Interest income	2.9	2.8

Other income (expense):
Debt refinancing and redemption costs	(1.1)	(1.5)
Other income (expense), net	1.2	(2.3)

Income (loss) before income taxes	47.4	(497.9)

Income tax expense	8.8	3.3

Net income (loss)	38.6	(501.2)

Net income attributable to noncontrolling interests	—	(0.1)

Net income (loss) attributable to AAM	$38.6	$(501.3)

Diluted earnings (loss) per share	$0.33	$(4.45)

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$601.2	$557.0
Accounts receivable, net	852.8	793.2
Inventories, net	338.1	323.2
Prepaid expenses and other	190.3	203.6
Total current assets	1,982.4	1,877.0

Property, plant and equipment, net	2,115.8	2,163.8
Deferred income taxes	106.7	107.8
Goodwill	184.7	185.7
Other intangible assets, net	759.4	780.7
GM postretirement cost sharing asset	235.1	237.0
Operating lease right-of-use asset	120.0	116.6
Other assets and deferred charges	432.8	447.7
Total assets	$5,936.9	$5,916.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$13.7	$13.7
Accounts payable	655.4	578.9
Accrued compensation and benefits	158.3	170.9
Deferred revenue	23.2	23.4
Current portion of operating lease liabilities	22.9	22.6
Accrued expenses and other	168.6	169.8
Total current liabilities	1,042.1	979.3

Long-term debt, net	3,360.9	3,441.3
Deferred revenue	93.0	91.0
Deferred income taxes	12.9	13.2
Long-term portion of operating lease liabilities	97.7	94.4
Postretirement benefits and other long-term liabilities	929.0	923.9
Total liabilities	5,535.6	5,543.1

Total AAM stockholders' equity	401.3	370.5
Noncontrolling interest in subsidiaries	—	2.7
Total stockholders’ equity	401.3	373.2
Total liabilities and stockholders' equity	$5,936.9	$5,916.3

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
	(in millions)
Operating activities
Net income (loss)	$38.6	$(501.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	142.0	129.6
Impairment charges	—	510.0
Other	(1.5)	1.0
Net cash provided by operating activities	179.1	139.4

Investing activities
Purchases of property, plant and equipment	(39.6)	(69.7)
Proceeds from sale of property, plant and equipment	—	0.5
Proceeds from sale of business, net of cash divested	(0.8)	—
Net cash used in investing activities	(40.4)	(69.2)

Financing activities
Net debt activity	(85.5)	89.1
Other	(5.1)	(1.4)
Net cash provided by (used in) financing activities	(90.6)	87.7

Effect of exchange rate changes on cash	(3.9)	(7.2)

Net increase in cash and cash equivalents	44.2	150.7

Cash and cash equivalents at beginning of period	557.0	532.0

Cash and cash equivalents at end of period	$601.2	$682.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended
	March 31,
	2021	2020
	(in millions)

Net income (loss)	$38.6	$(501.2)
Interest expense	51.1	51.5
Income tax expense	8.8	3.3
Depreciation and amortization	142.0	129.6
EBITDA	240.5	(316.8)
Restructuring and acquisition-related costs	17.5	17.6
Debt refinancing and redemption costs	1.1	1.5
Impairment charges	—	510.0
Loss on sale of business	2.6	1.0
Non-recurring items:
Malvern fire charges, net of recoveries	1.2	—
Adjusted EBITDA	$262.9	$213.3
Adjusted earnings per share(b)

	Three Months Ended
	March 31,
	2021	2020
Diluted earnings (loss) per share	$0.33	$(4.45)
Restructuring and acquisition-related costs	0.15	0.16
Debt refinancing and redemption costs	0.01	0.01
Loss on sale of business	0.02	0.01
Impairment charges	—	4.53
Accelerated depreciation(d)	0.09	0.06
Non-recurring items:
Malvern fire charges, net of recoveries	0.01	—
Tax adjustments related to the CARES Act	—	(0.07)
Tax effect of adjustments	(0.04)	(0.04)
Adjustment for anti-dilutive effect	—	(0.01)
Adjusted earnings per share	$0.57	$0.20

Adjusted earnings per share are based on weighted average diluted shares outstanding of 118.3 million and 116.4 million for the three months ended on March 31, 2021 and 2020.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free cash flow and Adjusted free cash flow(c)

	Three Months Ended
	March 31,
	2021	2020
	(in millions)
Net cash provided by operating activities	$179.1	$139.4
Capital expenditures net of proceeds from the sale of property, plant and equipment	(39.6)	(69.2)
Free cash flow	139.5	70.2
Cash payments for restructuring and acquisition-related costs	23.4	13.1
Cash payments related to the Malvern fire net of recoveries	11.2	—
Adjusted free cash flow	$174.1	$83.3

Segment Financial Information

In the first quarter of 2021, we completed a reorganization of our segments, which included moving certain locations that were previously reported under our Driveline segment to our Metal Forming segment in order to better align our product and process technologies. The amounts in the tables below for the three months ended March 31, 2020 have been retrospectively restated to reflect this reorganization.

	Three Months Ended
	March 31,
	2021	2020
	(in millions)
Segment Sales
Driveline	$1,026.1	$945.9
Metal Forming	489.3	482.1
Total Sales	1,515.4	1,428.0
Intersegment Sales	(90.3)	(84.5)
Net External Sales	$1,425.1	$1,343.5

Segment Adjusted EBITDA(a)
Driveline	$170.5	$134.5
Metal Forming	92.4	78.8
Total Segment Adjusted EBITDA	$262.9	$213.3

Full Year 2021 Financial Outlook

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net income	$40	$100
Interest expense	200	200
Income tax expense	10	25
Depreciation and amortization	530	530
Full year 2021 targeted EBITDA	780	855
Restructuring and acquisition-related costs	60	60
Other	10	10
Full year 2021 targeted Adjusted EBITDA	$850	$925

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$480	$580
Capital expenditures net of proceeds from the sale of property, plant and equipment	(240)	(240)
Full year 2021 targeted Free Cash Flow	240	340
Cash payments for restructuring and acquisition-related costs	60	60
Full year 2021 targeted Adjusted Free Cash Flow	$300	$400

___________
(a)We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, loss on sale of a business, impairment charges, pension settlements and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)We define Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, loss on sale of a business, impairment charges, pension settlements, certain accelerated depreciation and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(c)    We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs and cash payments related to the Malvern fire net of recoveries. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.

(d)    In the first quarter of 2021, one of our largest customers announced their intention to cease production operations in Brazil in 2021 as part of their restructuring actions. As such, we have accelerated depreciation on certain property, plant and equipment beginning in the first quarter of 2021. In the first quarter of 2020, we accelerated depreciation for certain assets that were idled as a result of our largest customer exiting their operations in Thailand, which they announced in the first quarter of 2020.